EXHIBIT 99.2

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Abdo H. Khoury, the Chief Financial Officer, of ARV Assisted Living, Inc., Managing General Partner of American Retirement Villas Properties III, L.P. (“ARVP III”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)    the annual Form 10K of the Company (the “Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2003

/s/ ABDO H. KHOURY
Abdo H. Khoury President and Chief Financial Officer of ARV Assisted Living, Inc. Managing General Parnter